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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 30, 2006

                        COMMISSION FILE NUMBER 000-15862

                                GVC VENTURE CORP.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                                   13-3018466
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                        (IRS Employer Identification No.)

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   The Chrysler Building, 405 Lexington Avenue, Suite 2600, New York, NY 10174
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                    (Address of principal executive offices)

        Registrant's telephone number including area code: (212) 907-6610

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On January 30, 2006, the Company notified Cougar Biotechnology, Inc. ("Cougar") that, pursuant to Section 8.1(g) of the Agreement and Plan of Merger, dated as of June 27, 2005, by and among the Company, GVC Acquisition Corp. ("MergerCo") and Cougar (the "Merger Agreement"), the Company was terminating the Merger Agreement effective 12:01 a.m. on February 1, 2006. There is no relationship between Cougar or its affiliates, on the one hand, and the Company or its affiliates, on the other hand, other than being parties to the Merger Agreement.

         Pursuant to the Merger Agreement, MergerCo was to merge with and into Cougar, with Cougar remaining as the surviving corporation and becoming a wholly owned subsidiary of the Company (the "Merger"), and the Company was to issue to the stockholders of Cougar a number of shares of the Company's to be newly-designated convertible Series A Preferred Stock and convertible Series B Preferred Stock under a formula contained in the Merger Agreement that was expected to result, upon completion of the Merger, in Cougar's stockholders owning between approximately 96% and 98% of the Company's issued and outstanding common stock on a fully-diluted basis (assuming the exercise or conversion of all options, warrants and other rights to acquire common stock), the exact percentage to be determined based upon the number of issued and outstanding shares of capital stock (on a fully-diluted basis) of Cougar immediately prior to the effective time of the Merger.

         The  consummation  of the Merger was subject to certain  conditions set forth in the Merger Agreement. Either party had the right to terminate the Merger Agreement if a closing did not occur by July 31, 2005, with Cougar having the right to extend the Merger Agreement for up to a maximum of five months by paying the Company $5,000 for each month such termination date was extended. Pursuant to a First Amendment to the Merger Agreement, on October 7, 2005, the parties agreed to increase the cash payment to $10,000 for each month beyond September 30, 2005 that Cougar elected to extend the Merger Agreement, with Cougar's right to extend the Merger Agreement expiring on December 31, 2005. On December 30, 2005, the parties entered into a Second Amendment to the Merger Agreement under which, among other things, the Company agreed to extend the date after which the Company was entitled to terminate the Merger Agreement to January 31, 2006 and Cougar paid the Company $20,000, of which $10,000 represented the fee payable for extending the Merger Agreement through January 31, 2006 and $10,000 represented an advance by Cougar of the fee payable by it in the event the Company terminated the Merger Agreement pursuant to Section 8.1
(g) thereof. The Company is not obligated to make any payments to Cougar in connection with the termination of the Merger Agreement.

         The entering into the Merger Agreement, the First Amendment thereto and the Second Amendment thereto were reported on the Company's Current Reports on Form 8-K dated (date of earliest event reported) June 27, 2005, October 7, 2005 and December 30, 2005, respectively, and such agreements were filed as exhibits to the respective reports.


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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 2, 2006

                             GVC VENTURE CORP.


                             By:  /s/ Bernard Zimmerman
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                                  Bernard Zimmerman
                                  Chairman of the Board of Directors, President, Chief Executive Officer and Treasurer


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